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Exhibit (a)(1)(iii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

        This document should be read in conjunction with the U.S. Offer to Purchase dated September 15, 2016 (the "U.S. Offer to Purchase"). The definitions used in the U.S. Offer to Purchase apply in this Form of Withdrawal (the "Form"). All terms and conditions contained in the U.S. Offer to Purchase applicable to the U.S. Offer (as defined in the U.S. Offer to Purchase) for Class B Shares are deemed to be incorporated in and form a part of this Form.

U.S. FORM OF WITHDRAWAL

Of the Class B Shares held by U.S. Persons

of

Telecom Argentina, S.A.

Pursuant to the U.S. Offer to Purchase
dated September 15, 2016

by

Fintech Telecom, LLC
Fintech Advisory Inc.
David Martínez

        THIS FORM OF WITHDRAWAL OF THE U.S. OFFER MUST BE RECEIVED BY 5:00 P.M.,
NEW YORK CITY TIME, ON OCTOBER 21, 2016, OR UNTIL THE NEW EXPIRATION DATE,
IF THE U.S. OFFER WERE EXTENDED.

The U.S. Receiving Agent is:

Computershare Inc.

By First Class, Registered or Certified Mail:	By Express or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

 Action to be taken to withdraw the tendered Class B Shares

        Please read the detailed instructions on how to complete this Form. Tenders of Class B Shares made pursuant to the U.S. Offer may be withdrawn at any time prior to the Expiration Time on the Expiration Date, unless the U.S. Offer is extended, in which case you will have until the new Expiration Date. Any tender of Securities will be irrevocable after that time.

        If you have any questions as to how to complete this Form of Withdrawal, please contact the U.S. Information Agent at 866-721-1211 (Toll-Free), and banks and brokers at 212-269-5550.

Instructions

        If you wish to withdraw acceptance of the U.S. Offer, you must:

          (1)   complete and sign this Form in accordance with the instructions set out below and in the U.S. Offer to Purchase; and

          (2)   forward this Form to the U.S. Receiving Agent at the address set forth on the back cover of the U.S. Offer to Purchase.

        If the tendered Class B Shares were timely and validly withdrawn, the Argentine Custodian shall return the tendered Class B Shares to the tendering holders of Class B Shares as set forth in the U.S. Offer to Purchase.

Notice

        By signing this Form you agree that withdrawals may not be rescinded. Consequently, Class B Shares withdrawn will thereafter be deemed not validly tendered for the purposes of the U.S. Offer. However, withdrawn Class B Shares may be re-tendered following the procedures described in Section 4 of the U.S. Offer to Purchase at any time prior to the Expiration Time on the Expiration Date, or prior to the new Expiration Date if the U.S. Offer were extended.

How to complete this Form	Please complete in BLOCK CAPITALS

Do not detach any part of this Form

1.     Withdrawal Rights

        To withdraw from the U.S. Offer, write in Box 1 the total number of Class B Shares for which you wish to withdraw your acceptance of the U.S. Offer.

BOX 1

Depositante	Cuenta Comitente	No. of Class B Shares	Class of Shares

No.: Name:	No.: Name:

2.     Signatures

        You must execute Box 2 and, in the case of a joint holding, arrange for the designated common representative to sign, or otherwise, all joint holders to do likewise. All signatures must be certified. If you sign in a capacity other than that of a registered holder (e.g., under a Power-of-Attorney) please state the capacity in which you sign and send together with the Form an authorized copy of the Power-of-Attorney.

        Sign here to withdraw the acceptance of the U.S. Offer

BOX 2

Execution by Individuals Signed and delivered as a deed by	Execution by a company Executed and delivered as a deed by
In presence

(Name of record holder)

(Signature of record holder)	(Name of Company)

(Taxpayer ID or SSN)

	(Representative)	(Signature)

	(Representative)	(Signature)

(Taxpayer ID)

2.     Name(s) and address

        Complete Box 3 with the full name and address of the sole or first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS

        Full name(s) and address

BOX 3

First registered holder	Joint registered holder	Joint registered holder
1. First name (s)	2. First name (s)	3. First name (s)
(Mr. Mrs. Miss. Title) Last name:	(Mr. Mrs. Miss. Title) Last name:	(Mr. Mrs. Miss. Title) Last name:

Address	Address	Address

Zip code	Zip code	Zip code

Taxpayer ID or SSN:	Taxpayer ID or SSN:	Taxpayer ID or SSN:

Joint registered holder(s)
4. First name (s)	5. Corporation(s)
(Mr. Mrs. Miss. Title) Last name:	Name:

Address	Address

Zip code	Zip code

Taxpayer ID or SSN:	Taxpayer ID:

        The signatures as well as the identity and capacity of each holder of Class B Shares must be independently certified before a notary public. The certification expense will be for the account of the withdrawing holders of Class B Shares.

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  Exhibit (a)(1)(iii)
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION
Action to be taken to withdraw the tendered Class B Shares
Do not detach any part of this Form